UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TC Biopharm (Holdings) plc

(Exact name of registrant as specified in its charter)

Scotland	Not applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Maxim 1, 2 Parklands Way

Holytown, Motherwell, ML1 4WR

Scotland, United Kingdom

(Address of principal executive offices, Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each Exchange on which
to be so registered	each class is to be registered
American Depositary Shares, each representing one Ordinary Share nominal value £0.01 per share	The NASDAQ Stock Market LLC

Ordinary Shares, nominal value £0.01 per share	The NASDAQ Stock Market LLC*

Warrants	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-260492

Securities to be registered pursuant to Section 12(g) of the Act: None

* Not for trading, but only in connection with the listing of the American Depositary Shares on The NASDAQ Stock Market LLC. The American Depositary Shares represent the right to receive ordinary shares and are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the American Depositary Shares are exempt from the operation of Section 12(a) of the Securities Exchange Act of 1934, as amended, pursuant to Rule 12a-8 thereunder.

Item 1. Description of Registrant’s Securities to be Registered

The description of the securities of TC BioPharm (Holdings) plc (the “registrant”) to be registered hereunder is contained in the sections titled “Dividend Policy,” “Description of Share Capital and Articles of Association,” “Description of American Depository Shares and Warrants,” “ADS and Ordinary Shares Eligible for Future Sale,” and “Material Income Tax Considerations” of the prospectus included as part of the registrant’s Registration Statement on Form F-1 (No. 333-260492), as amended, originally filed with the Securities and Exchange Commission (the “Commission”) on October 26, 2021, as amended from time to time thereafter (the “Registration Statement”) and is hereby incorporated by reference in answer to this Item. In addition, all of the above-referenced descriptions included in any prospectus forming a part of the Registration Statement subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, shall be deemed to be incorporated by reference herein.

Item 2. Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 14, 2022

TC BIOPHARM (HOLDINGS) PLC

By:	/S/ Martin Thorp
Name:	Martin Thorp
Title:	Chief Financial Officer